UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

Dayton Superior Corporation

(Exact name of Registrant as specified in its charter)

Ohio	1-11781	31-0676346

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7777 Washington Village Drive, Dayton, Ohio	45459

(Address of principal executive offices)	(Zip code)

937-428-6360

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     In connection with the previously reported termination of the employment of Mr. Stephen R. Morrey as President, Chief Executive Officer and a Director of Dayton Superior Corporation (the “Company”), on March 14, 2005, the Company and Mr. Morrey entered into a letter agreement under which the Company will pay Mr. Morrey $100,000 in lieu of certain salary, bonus and other amounts that otherwise might be payable to him under his employment agreement with the Company. Under the letter agreement, Mr. Morrey is required to apply the after-tax amount of this payment to the partial repayment of certain loans made by the Company to him in July 2002. Mr. Morrey also executed a waiver and release of claims in connection with the termination of his employment.

Item 9.01      Financial Statements and Exhibits

(c)	Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-K:

99.1 Letter Agreement dated as of March 14, 2005 between the Company and Stephen R. Morrey

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DAYTON SUPERIOR CORPORATION

Date: March 18, 2005	By:	/s/ Edward J. Puisis

Edward J. Puisis Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Letter Agreement dated as of March 14, 2005 between the Company and Stephen R. Morrey